Exhibit 99.1

                                   [LOGO] DEC
                              DEVINE ENTERTAINMENT
                                  CORPORATION

Devine Entertainment Announces Updated Market Valuation of Company's Proprietary Film and Television Library

Library Asset Value Estimate of $10 Million, or $.20 - $.25 per Share, Indicates Company Stock Trading Below Value of Assets

      o     Library titles have fully recouped $40 million production investment
      o Evergreen titles continue to sell and contribute to Company's bottom line
      o     New digital distribution channels offer expanded revenue potential

TORONTO--(BUSINESS WIRE)--Devine Entertainment Corporation (OTCBB:DVNNF), seeking to capitalize on the burgeoning global demand for high quality film and television content, has released a newly updated estimate of the value of its film and television library at $10 million, further suggesting that the Company's stock is currently trading significantly below the value of its assets. That $.20 to $.25 per share value is even further below a customary industry multiple that would reflect Devine's business plan and expected growth.

The updated $10 million valuation Devine's library of award-winning film and television titles is considered a conservative estimate, and is based upon a 2005 independent valuation by Canada's leading entertainment library valuator.

"Understanding the value of our library is one of the keys to an accurate understanding of Devine's true value in the investment marketplace," said David Devine, President and Chief Executive Officer of Devine Entertainment. "We believe we are presenting a conservative valuation that powerfully demonstrates how our library can contribute to potential growth in shareholder value."

Through sales and broadcasts into more than 50 countries, Devine has already recouped its production investment in the library totaling more than $40 million. All of Devine's titles continue to contribute to the Company's bottom line.

Devine has to date primarily developed film and television programs for the children's and family markets worldwide. The Company's films about important figures in history and culture experience robust continuing sales through educational channels.

Because of the timeless appeal to each new generation of children and students, Devine's titles are considered evergreen properties. As a result, most of Devine's properties retain far more of their potential sales and revenue value year after year than do mainstream film and TV titles. These sales contribute to the bottom line even though accounting practices require that films more than 10 years no longer be reflected as assets. Such films include Devine's interest in "Beethoven Lives Upstairs," which continues to sell strongly even 15 years after its initial release.

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Other entertainment companies that produce similar evergreen titles include
Disney, which re-releases its classic and evergreen animated films to new children's audiences every generation.

New distribution channels, such as Devine's recently announced agreement with online film distributor Netmovies, have the potential to increase the value of the Company's library further through additional sales.

"We have successfully built an internationally recognized brand through Emmy-winning and critically acclaimed series such as The Artists Specials, The Inventors Specials and The Composers Specials," said Mr. Devine. "Under our integrated business strategy, we're expanding that core brand with anticipated new productions about Writers, which we anticipate launching in 2008. We're also developing future Specials series about leading Statesman, Explorers and Sports Heroes."

Importantly, Mr. Devine said, these planned new titles not only generate additional new revenues, but they also stimulate sales of the existing library titles, dramatically increasing the value of the Company's older titles.

Under its high-growth business strategy, Devine also is building upon its foundation of success in the children's and family markets with feature films and primetime series. The Company has produced a theatrical feature, "Bailey's Billion$." And in a major strategic milestone, Devine recently expanded into the primetime marketplace, targeting the mainstream adult audience demographic with a new miniseries entitled "Across the River to Motor City," premiering November 22 across Canada.

Revenue and Earnings Forecast

Devine recently announced revenue and earnings guidance for the first three quarters of calendar year 2007, projecting significant revenue growth of CAN $5.5 million, representing a 1600% increase over the $363,529 for the comparable period in 2006. The Company also projected earnings in excess of $1 million for the first three quarters of 2007, a significant increase over the $529,614 loss reported for the same period in 2006.

About Devine Entertainment

Devine Entertainment Corporation develops, creates, and produces award-winning television programming and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks, DVD and Internet markets. Specializing in cultural and educational programming as well as prime-time drama and comedy entertainment programming, the Company's titles have garnered more than 120 international film and television industry awards, including five Emmy and five Gemini Awards. The Company partners with


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leading international distributors, broadcasters and co-producers, such as Sony
BMG, Rogers Media and The Carrere Group of France, to produce and distribute its award-winning film and television titles.

Among Devine's critically-acclaimed productions are its cultural and educational film series on history's landmark Composers, Inventors and Artists, which have been broadcast in more than 50 countries. The Company continues to expand its proprietary library of high-quality film and television content. Among its general-audience primetime programming is the acclaimed one-hour mystery series, "Across the River to Motor City," delivered to broadcasters worldwide in 2007. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com.

For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/devine.

 To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/devine/quote.html.

To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/devine/factsheet.html.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include the market acceptance of the Company's products and services; competition within the film and entertainment industry and the introduction of new entrants and/or products in the Company's markets; adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-

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looking statements should circumstances or management's estimates or opinions change.

Contact:
Devine Entertainment Corporation
Arnold Tenney or Richard Mozer, 416-364-2282
Toll-free: 877-338-4633
atenney@devine-ent.com
or
Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com